As filed with the Securities and Exchange Commission on March 26, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ORCHID BIOSCIENCES, INC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2835 (Primary Standard Industrial Classification Code Number)	22-3392819 (IRS Employer Identification No.)

4390 US Route One

Princeton, New Jersey 08540

(609) 750-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul J. Kelly, M.D.

Chief Executive Officer

4390 US Route One

Princeton, New Jersey 08540

(609) 750-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

John J. Cheney, III, Esq.

Brian P. Keane, Esq.

Mintz, Levin, Cohn, Ferris,

Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

617-542-6000

Approximate date of commencement of proposed sale to the public:    As soon as practical after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common Stock, $0.001 par value	19,053,370 shares	$1.87	$35,629,801	$4,515

(1)	Includes 3,157,800 shares of common stock issuable upon the exercise of warrants. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such number of additional shares of common stock to be issued in connection with the exercise of the warrants to prevent dilution resulting from stock splits, dividends or similar events.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for the Common Stock of Orchid BioSciences, Inc., on March 24, 2004, as reported on The Nasdaq National Market.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 26, 2004

PROSPECTUS

ORCHID BIOSCIENCES, INC.

19,053,370 SHARES OF COMMON STOCK

This prospectus relates to the resale from time to time of a total of up to 19,053,370 shares of our common stock by the selling stockholders described in the section entitled “Selling Stockholders” beginning on page 6 of this prospectus. The shares are comprised of the following:

•	15,789,000 shares of common stock sold by us in a private placement on February 27, 2004;

•	3,157,800 shares of common stock issuable upon the exercise of warrants sold in the February 27, 2004 private placement; and

•	106,570 shares of common stock owned by a former executive officer that we are contractually obligated to include in this prospectus.

The selling stockholders may offer and sell any of the shares of common stock from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section entitled “Plan of Distribution” on page 10 of this prospectus. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. The warrants have an exercise price of $2.64 per share. Accordingly, to the extent that all of the warrants were exercised for cash, we would receive $8,336,592 in proceeds from the exercise of these warrants, which proceeds would be used for general corporate purposes. We will pay all expenses incurred in effecting the registration statement of which this prospectus constitutes a part.

Our common stock is listed on The Nasdaq National Market under the symbol “ORCH.” On March 25, 2004, the last reported sale price for our common stock was $1.90 per share.

You should consider carefully the risks that we have described in “ Risk Factors” beginning on page 5 before deciding whether to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2004

PROSPECTUS SUMMARY

The following is only a summary of what we believe to be the most important aspects of this prospectus, including the documents incorporated by reference. We select highlights of material events in the course of our business history to be included in this summary. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our common stock involves risks. Therefore, carefully consider the information provided under the heading “Risk Factors” beginning on page 5.

Overview

We are engaged in the provision of services for profiling genetic uniqueness. We incorporated as a Delaware corporation and began operations in 1995. Tn the first three years of business we were primarily focused on developing our microfluidic technologies for applications in high throughput production of small molecules under collaborative research programs with SmithKline Beecham and Sarnoff Corporation.

DNA based genotyping, or analyzing DNA by identifying a single difference in the nucleotide base of DNA for comparing genetic variability between people, has become a widely used standard technology for the establishment of paternity and forensic identification. Genotyping has also been adapted for food safety and selected animal testing applications (which we refer to as public health testing). Our business includes public health testing services, such as animal susceptibility testing to breed sheep resistant to scrapie disease. Our services are used extensively in each of these applications and we expect their uses to increase. We also expect our services to be used in new genotyping markets, such as food traceability; or being able to identify the source of a meat or plant product based on genotyping.

We conduct paternity genotyping determinations for government agencies and private individuals in North America, and provide forensic DNA testing for primarily government agencies in the United States (US). We also have operations located in the United Kingdom (UK), which provide paternity, forensics and animal susceptibility testing.

Our principal executive offices are located at 4390 US Route One, Princeton, New Jersey, 08540. Our telephone number is (609) 750-2200 and our web site address is www.orchid.com. We include our web site address in this Registration Statement as an inactive textual reference only.

History

We incorporated as a Delaware corporation and began operations in 1995. In the first three years of business we were primarily focused on developing our microfluidics technologies for applications in high throughput production of small molecules under collaborative research programs with SmithKline Beecham and Sarnoff Corporation. Microfluidics is primarily the movement and pumping of very minute fluids, which was essential to the mechanization of laboratory research. In 1998, we made a fundamental shift in our business focus to apply our technology to determine genetic variability and differences, including single nucleotide polymorphisms, or SNPs, and perform genotyping services. At this time, we acquired substantially all of the assets of Molecular Tool, Inc. (Molecular Tool), a wholly owned subsidiary of GeneScreen, Inc. (GeneScreen). Molecular Tool’s proprietary primer extension technology, which enabled us to determine a single base pair variation within DNA, for genotyping SNPs matched our existing microfluidics technologies and allowed us to focus our business on genetic diversity. We also developed instruments and kits that could be used for genotyping to be performed independently by third parties. Although we do not currently utilize our microfluidic technology, we do license this technology to others for their use. In December 1999, we acquired GeneScreen, a provider of services to determine identity based on genomic technology, or identity genomics. In 2001, we acquired two other identity genomics businesses: Cellmark Diagnostics (Cellmark), a business division of AstraZeneca, a provider of DNA laboratory testing in the UK and a supplier of genotyping products for human inherited disease diagnosis; and Lifecodes Corporation (Lifecodes), a national provider of identity genomics testing for forensics and paternity with multiple laboratories in the US, and a provider of human leukocyte antigens, or HLA, genotyping products and services for transplantation compatibility testing.

In early 2002, we began the process of realigning our business into strategic units for marketing purposes. As a result of this realignment, we organized our business into four business units consisting of Orchid Identity Genomics, Orchid Diagnostics, Orchid GeneShield, and Orchid Life Sciences. Additionally, our international operations, which encompassed all of our business units, were managed under a regional business unit, Orchid Europe. The business units operated in the following areas:

•	Orchid Identity Genomics provides DNA testing for paternity and forensics determinations to state and local governmental authorities as well as to individuals and organizations, through Orchid GeneScreen and Orchid Cellmark, as well as animal susceptibility testing to the UK government through Orchid Europe with the goal of breeding sheep genetically resistant to the disease scrapie;

•	Orchid Diagnostics provided products and services for genetic testing, including HLA genotyping, inherited disease diagnosis and immunogenetics, or the study of the relationship between an individual’s immune response and their genetic makeup;

•	Orchid GeneShield developed programs designed to accelerate the adoption and use of personalized medicine by patients and physicians which would enable physicians to tailor treatment of patients based on known predisposition to disease or adverse drug response and included pharmacogenomics, or the interaction of genetic difference and the effectiveness of pharmaceutical therapy; and

•	Orchid Life Sciences developed and marketed products, services and technologies for SNP genotyping and genetic diversity analyses to life sciences and biomedical researchers as well as pharmaceutical, agricultural, diagnostic and biotechnology companies.

At the end of 2002 and throughout 2003, we sharpened our business focus and moved away from the multiple business units established in early 2002. We concentrated our efforts on genotyping services directed towards forensics, paternity and public health applications, which were the basis of the Orchid Identity Genomics business unit. As part of this strategy, we have discontinued the operations of the Orchid Life Sciences and Orchid Diagnostics business units and have scaled back significantly our pharmacogenomics efforts formerly conducted by the Orchid GeneShield business unit.

After we exited these businesses, we determined that we operate our business under one segment, the development and delivery of genetic testing, services that generate information related to genetic susceptibility and uniqueness, or the genetic variability that distinguishes one organism from another.

The Orchid logo, Genescreen, Lifecodes and Cellmark are trademarks, registered trademarks, service marks or registered service marks of Orchid BioSciences, Inc. Unless the context otherwise requires, the terms “Orchid BioSciences,” “we,” “us” and “our” refer to Orchid BioSciences, Inc. and its subsidiaries.

RISK FACTORS

Investing in our common stock is very risky. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2003 (File No. 000-30267), which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. You should be able to bear a complete loss of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or our future financial performance and can be identified by terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” that may cause our or our industry’s actual results, levels of activity, performance or achievements to vary from those expressed or implied by such forward-looking statements. Before deciding to purchase our common stock you should carefully consider the risks described in the “Risk Factors” section, in additional to the other information set forth in this prospectus and the documents incorporated by reference herein.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results except as required by law.

ABOUT THIS PROSPECTUS

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. You should rely only on the information provided in this prospectus or documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions in which offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. The warrants have an exercise price of $2.64 per share. Accordingly, to the extent that all of the warrants were exercised for cash, we would receive $8,336,592 in proceeds from the exercise of these warrants. There can be no assurance, however, that the warrants will be exercised for cash, or at all. Any proceeds we receive from the exercise of the warrants would be used for general corporate purposes.

SELLING STOCKHOLDERS

On February 27, 2004, we sold 15,789,000 shares of our common stock and warrants to purchase 3,157,800 shares of our common stock in a private placement exempt from the registration requirements of the Securities Act. This prospectus relates to the resale from time to time of up to a total of 19,053,370 shares of our common stock by the selling stockholders named below. These shares are comprised of the following:

•	15,789,000 shares of common stock sold by us in the February 27, 2004 private placement;

•	3,157,800 shares of common stock issuable upon the exercise of warrants sold in the February 27, 2004 private placement; and

•	106,570 shares of common stock owned by a former executive officer that we are contractually obligated to include in this prospectus.

Pursuant to the terms of the private placement, we filed a registration statement, of which this prospectus constitutes a part, in order to permit the purchasers to resell to the public the shares of our common stock issued in connection with this transaction. The selling stockholders have each represented to us that they have obtained the shares for their own account for investment only and not with a view to, or resale in connection with, a distribution of the shares, except through sales registered under the Securities Act or exemptions thereto.

The following table, to our knowledge, sets forth information regarding the beneficial ownership of our common stock by the selling stockholders as of March 19, 2004 and the number of shares being offered hereby by each selling stockholder. For purposes of the following description, the term “selling stockholder” includes pledgees, donees, permitted transferees or other permitted successors-in-interest selling shares received after the date of this prospectus from the selling stockholders. The information is based on information provided by or on behalf of the selling stockholders. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares, as well as any shares as to which the selling stockholder has the right to acquire beneficial ownership within sixty (60) days after March 19, 2004 through the exercise or conversion of any stock options, warrants, convertible debt or otherwise. All of the warrants are immediately exercisable, and therefore, all shares issuable upon the exercise of the warrants are included in the table below as being beneficially owned by the selling stockholder. Unless otherwise indicated below, each selling stockholder has sole voting and investment power with respect to its shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholder. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

	Shares Beneficially Owned Prior to Offering(1)		Shares Being Offered	Shares Beneficially Owned After Offering(2)
Selling Stockholder	Number	Percent		Number	Percent
Aeolus Capital Management, L.P. (3)	90,000	*	90,000	—	—
Asset Management Holdings (4)	157,765	*	63,120	94,645	*
Atlas Equity I, Ltd. (5)	440,000	*	240,000	200,000	*
Capital Ventures International (6)	600,000	*	600,000	—	—
Caxton Equity Growth (BVI) Ltd. (7)	779,625	*	233,454	546,171	*
Caxton Equity Growth LLC (8)	250,489	*	74,486	176,003	*
Caxton International Limited (9)	1,549,886	1.4%	472,060	1,077,826	*
Colonial Fund LLC (10)	448,800	*	448,800	—	—
Cranshire Capital, L.P. (11)	600,000	*	600,000	—	—
Deephaven Small Cap Growth Fund LLC (12)	1,200,000	1.1%	1,200,000	—	—
Delta Opportunity Fund, Ltd. (13)	120,000	*	120,000	—	—
Elliott Associates, L.P. (14)	1,252,100	1.1%	1,089,600	162,500	*
Elliott International, L.P. (15)	1,796,900	1.6%	1,634,400	162,500	*
Enable Growth Partners (16)	330,000	*	330,000	—	—
Mainfield Enterprises, Inc. (17)	3,720,000	3.3%	3,720,000	—	—
MedCap Partners, L.P. (18)	210,000	*	210,000	—	—
MPM BioEquities Fund GmBH & Co. KG (19)	30,840	*	30,840	—	—
MPM BioEquities Master Fund, LP (20)	2,873,160	2.6%	2,873,160	—	—
Off Sands Point, Ltd. (21)	96,700	*	60,000	36,700	*
Omicron Master Trust (22)	300,000	*	300,000	—	—
Portside Growth and Opportunity Fund (23)	780,000	*	780,000	—	—
Sands Point Partners L.P. (24)	133,400	*	60,000	73,400	*

Satellite Strategic Finance Associates, LLC (25)	720,000	*	720,000	—	—
SF Capital Partners Ltd. (26)	1,200,000	1.1%	1,200,000	—	—
Smithfield Fiduciary LLC (27)	450,000	*	450,000	—	—
Straus-Gept Partners LP (28)	132,000	*	132,000	—	—
Straus Partners LP (29)	198,000	*	198,000	—	—
Symmetry Capital Offshore Fund LTD (30)	35,985	*	21,120	14,865	*
Symmetry Capital Partners, L.P. (31)	81,906	*	54,240	27,666	*
Symmetry Capital Qualified Partners, L.P. (32)	113,528	*	73,560	39,968	*
Symmetry Parallax Partners, L.P. (33)	31,516	*	27,960	3,556	*
UBS O’Connor LLC f/b/o O’Connor
PIPES Corporate Strategies Master Ltd. (34)	600,000	*	600,000	—	—
Ursus Capital, L.P. (35)	435,300	*	135,600	299,700	*
Ursus Offshore Ltd. (36)	334,700	*	104,400	230,300	*
Dale Pfost (37)	789,216	*	106,570	682,646	*

*	Less than 1%.

(1)	Percentages prior to the offering are based on 110,717,610 shares of common stock that were issued and outstanding as of March 19, 2004.

(2)	We do not know when or in what amounts the selling stockholders may offer for sale the shares of common stock pursuant to this offering. The selling stockholders may choose not to sell any of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares of common stock pursuant to this offering, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares of common stock, we cannot estimate the number of shares of common stock that the selling stockholders will hold after completion of the offering. For purposes of this table, we have assumed that the selling stockholder will have sold all of the shares covered by this prospectus upon the completion of the offering.

(3)	Includes 15,000 shares of common stock issuable upon the exercise of warrants.

(4)	Includes 10,520 shares of common stock issuable upon the exercise of warrants.

(5)	Includes 40,000 shares of common stock issuable upon the exercise of warrants.

(6)	Includes 100,000 shares of common stock issuable upon the exercise of warrants. Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is an affiliate of a broker-dealer. It purchased the shares in the ordinary course of business and at the time of the purchase of the securities, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(7)	Includes 38,909 shares of common stock issuable upon the exercise of warrants.

(8)	Includes 12,414 shares of common stock issuable upon the exercise of warrants.

(9)	Includes 78,667 shares of common stock issuable upon the exercise of warrants.

(10)	Includes 74,800 shares of common stock issuable upon the exercise of warrants.

(11)	Includes 100,000 shares of common stock issuable upon the exercise of warrants. Mitchell P. Kopin, the president of Downview Capital, Inc., the general partner of Cranshire Capital, L.P, has sole voting control and investment discretion over securities held by Cranshire Capital, L.P. Each of Mitchell P. Kopin and Downview Capital, Inc. disclaims beneficial ownership of the shares held by Cranshire Capital, L.P.

(12)	Includes 200,000 shares of common stock issuable upon the exercise of warrants. Deephaven Small Cap Growth Fund LLC is a private investment fund that is owned by all of its investors and managed by Deephaven Capital Management LLC. Deephaven Capital Management LLC, of which Mr. Colin Smith is the Chief Executive Officer, has voting and investment control over the shares that are owned by Deephaven Small Cap Growth Fund LLC. Deephaven Small Cap Growth Fund LLC is not a broker-dealer, but it is an indirect subsidiary of Knight Trading Group, Inc., which is affiliated with one or more broker-dealers. Deephaven Small Cap Growth Fund LLC purchased the shares in the ordinary course of business and at the time of the purchase of the securities, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(13)	Includes 20,000 shares of common stock issuable upon the exercise of warrants. Diaz & Altschul Advisors, LLC, an affiliate of Diaz & Altschul Capital Management, LLC, provides portfolio management services to Delta Opportunity Fund, Ltd. and therefore may be deemed the beneficial owner of the shares held by Delta Opportunity Fund, Ltd. Messrs. Reinaldo M. Diaz and Arthur G. Altschul, Jr. are managing members of Diaz & Altschul Capital Management, LLC. Messrs. Diaz and Altschul disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein.

(14)	Includes 181,600 shares of common stock issuable upon the exercise of warrants. The general partners of Elliott Associates, L.P. are Paul E. Singer and two entities controlled by him.

(15)	Includes 272,400 shares of common stock issuable upon the exercise of warrants. The general partner and investment manager of Elliott International, L.P. are controlled by Paul E. Singer.

(16)	Includes 55,000 shares of common stock issuable upon the exercise of warrants. Mitch Levine, Managing Partner of Enable Growth Partners, has dispositive and voting power over these shares. Enable Growth Partners is an affiliate of a broker-dealer. It purchased the shares in the ordinary course of business and at the time of the purchase of the securities, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(17)	Includes 620,000 shares of common stock issuable upon the exercise of warrants.

(18)	Includes 35,000 shares of common stock issuable upon the exercise of warrants.

(19)	Includes 5,140 shares of common stock issuable upon the exercise of warrants.

(20)	Includes 478,860 shares of common stock issuable upon exercise of warrants.

(21)	Includes 10,000 shares of common stock issuable upon the exercise of warrants.

(22)	Includes 50,000 shares of common stock issuable upon the exercise of warrants. Omicron Capital, L.P., a Delaware limited partnership (“Omicron Capital”), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda (“Omicron”), Omicron Capital, Inc., a Delaware corporation (“OCI”), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited (“Winchester”) serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock. Omicron Capital has delegated authority from the board of directors of stock owned by Omicron and, as of April 21, 2003, Mr. Olivier H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our common stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. Omicron and Winchester are not “affiliates” of one another, as that term is used for purposes of the Securities Exchange Act of 1934, as amended, or of any other person named in this prospectus as a selling stockholder. No person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC’s Regulation 13D-G) controls Omicron and Winchester.

(23)	Includes 130,000 shares of common stock issuable upon the exercise of warrants. The investment advisor to Portside Growth and Opportunity Fund is Ramius Capital Group, LLC. The Managing Member of Ramius Capital Group, LLC is C4S & Co., the Managing Members of which are Peter Cohen, Morgan Stark, Thomas Strauss and Jeffrey Solomon. As such Messrs. Cohen, Stark, Strauss and Solomon may be deemed beneficial owners of the securities. Messrs. Cohen, Stark, Strauss and Solomon therefore disclaim beneficial ownership of such securities. Portside Growth and Opportunity Fund is an affiliate of a broker-dealer. It purchased the shares in the ordinary course of business and at the time of the purchase of the securities, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(24)	Includes 10,000 shares of common stock issuable upon the exercise of warrants.

(25)	Includes 120,000 shares of common stock issuable upon the exercise of warrants.

(26)	Includes 200,000 shares of common stock issuable upon the exercise of warrants. Michael A. Roth and Brian J. Stark are the founding members and direct the management of Staro Asset Management, L.L.C., a Wisconsin limited liability company (“Staro”) which acts as investment manager and has sole power to direct the management of SF Capital Partners Ltd. Through Staro, Messrs. Roth and Stark possess sole voting and dispositive power over all of the shares owned by SF Capital Partners Ltd. SF Capital Partners Ltd. is an affiliate of a broker-dealer. It purchased the shares in the ordinary course of business and at the time of the purchase of the securities, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(27)	Includes 75,000 shares of common stock issuable upon the exercise of warrants. Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC (“Smithfield”) and consquently has voting control and investment discretion over securities held by Smithfield. Glenn Dubin and Henry Swieca control Highbridge. Each of Highbridge, and Messrs. Dubin and Swieca disclaims beneficial ownership of the securities held by Smithfield. Smithfield is an affiliate of a broker-dealer. It purchased the shares in the ordinary course of business and at the time of the purchase of the securities, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(28)	Includes 22,000 shares of common stock issuable upon the exercise of warrants. Mr. Melville Straus is the general partner and has voting and investment powers over the shares held by Straus-Gept Partners LP.

(29)	Includes 33,000 shares of common stock issuable upon the exercise of warrants. Mr. Melville Straus is the general partner and has voting and investment powers over the shares held by Straus Partners LP.

(30)	Includes 3,520 shares of common stock issuable upon the exercise of warrants.

(31)	Includes 9,040 shares of common stock issuable upon the exercise of warrants.

(32)	Includes 12,260 shares of common stock issuable upon the exercise of warrants.

(33)	Includes 4,660 shares of common stock issuable upon the exercise of warrants.

(34)	Includes 100,000 shares of common stock issuable upon the exercise of warrants. UBS AG, a New York Stock Exchange listed company, is the beneficial owner of this entity.

(35)	Includes 22,600 shares of common stock issuable upon the exercise of warrants. Evan Sturza is the managing member of Ursus Capital Management LLC, the general partner of Ursus Capital, L.P. Mr. Sturza disclaims beneficial ownership of the listed shares.

(36)	Includes 17,400 shares of common stock issuable upon the exercise of warrants. Evan Sturza is the managing director of Ursus Offshore Ltd. Mr. Sturza disclaims beneficial ownership of the listed shares.

(37)	Includes 642,839 shares of common stock issuable upon the exercise of stock options, and 39,807 shares of previously owned common stock, 2,500 shares of which is held by Dr. Pfost’s wife, and 2,500 shares of which is held by Dr. Pfost’s son.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock, including the fees and disbursements of counsel to the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

LEGAL MATTERS

The validity of the common stock offered in this prospectus will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Members of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and certain members of their families and trusts for their benefit own an aggregate of approximately 57,823 shares of our common stock and options to purchase 4,750 shares of our common stock.

EXPERTS

The consolidated financial statements and schedule of Orchid BioSciences, Inc. and subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2003 consolidated financial statements refers to the company’s adoption of the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” as of July 1, 2001 and of certain provisions of SFAS No. 142, “Goodwill and Other Intangible Assets,” as required for goodwill and other intangibles resulting from business combinations consummated after June 30, 2001 and to the full adoption as of January 1, 2002 of the provisions of SFAS No. 142.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. In addition, our stock is listed for trading on The Nasdaq National Market. You can read and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, Washington, D.C. 20006.

This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

•	inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the public reference room,

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

•	obtain a copy from the SEC web site.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. The documents we are incorporating by reference as of their respective dates of filing are:

(a)	Our annual report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 000-30267);

(b)	Our definitive proxy statement on Schedule 14A filed on April 30, 2003 (File No. 000-30267);

(c)	Our current reports on Form 8-K filed on January 23, 2004, February 5, 2004 and March 8, 2004 (File Nos. 000-30267);

(d)	The description of our common stock contained in our registration statement on Form 8-A filed on April 10, 2000, as amended by the Form 8-A/A filed on May 1, 2000 (File Nos. 000-30267);

(e)	The description of our preferred share purchase rights contained in our registration statement on Form 8-A filed on August 3, 2001 (File No. 000-30267); and

(f)	All of the filings pursuant to the Securities Exchange Act of 1934 after the date of the filing of the original Registration Statement and prior to the effectiveness of the Registration Statement (File Nos. 000-30267).

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting Orchid BioSciences, Inc., 4390 US Route One, Princeton, New Jersey 08540, Attention: Investor Relations. The Investor Relations Department can be reached via telephone at (609) 750-2324 or via email at ir@orchid.com.

To the extent that any statements contained in a document incorporated by reference are modified or superceded by any statements contained in this prospectus, such statements shall not be deemed incorporated in this prospectus except as so modified or superceded.

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering are incorporated by reference and become a part of this prospectus from the date such documents are filed. Any statement contained in this prospectus or in a document incorporated by reference is modified or superceded for purposes of this prospectus to the extent that a statement contained in any subsequent filed document modifies or supercedes such statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the registration of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee	$4,515
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	7,500
Printing and Engraving Fees	5,000
Miscellaneous	5,485

Total	$53,500

Item 15.	Indemnification of Directors and Officers.

Article NINTH of the Company’s restated certificate of incorporation, as amended, provides that a director or officer of the Company (a) shall be indemnified by the Company against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Company) brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Company against all expenses (including attorneys’ fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Company brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Company, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Company against all expenses (including attorneys’ fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

Indemnification is required to be made unless the Company determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Company that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Company fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Company notice of the action for which indemnity is sought and the Company has the right to participate in such action or assume the defense thereof.

Article NINTH of the Company’s restated certificate of incorporation, as amended, further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Company must indemnify those persons to the fullest extent permitted by such law as so amended.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Item 16.	Exhibits

Exhibit Number	Description of Document

3.1(1)	Restated Certificate of Incorporation of the Registrant, dated May 10, 2000 (filed as Exhibit 3.1).
3.2(1)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated June 12, 2001 (filed as Exhibit 3.2).
3.3(1)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated June 17, 2002 (filed as Exhibit 3.3).
3.4(1)	Certificate of Designations, Preferences, and Rights of Series A Junior Participating Preferred Stock of the Registrant, dated August 1, 2001 (filed as Exhibit 3.4).
3.5(2)	Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock of the Registrant, dated March 31, 2003 (filed as Exhibit 3.1).
3.6(3)	Second Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.4).
4.1(4)	Specimen certificate for shares of common stock (filed as Exhibit 4.1).
4.2(5)	Rights Agreement, dated as of July 27, 2001, by and between the Registrant and American Stock Transfer & Trust Company, which includes the form of Certificate of Designations setting forth the terms of the Series A Junior Participating Preferred Stock, $0.001 par value, as Exhibit A, the form of rights certificate as Exhibit B and the summary of rights to purchase Series A Junior Participating Preferred Stock as Exhibit C (filed as Exhibit 4.1).
4.3(2)	First Amendment to Rights Agreement by an between the Registrant and American Stock Transfer & Trust Company, as rights agent, dated as of March 31, 2003 (filed as Exhibit 10.3).
4.4(6)	Form of Warrant dated February 27, 2004 issued to investors (filed as Exhibit 4.1).
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of the shares of common stock being registered.
10.1(6)	Securities Purchase Agreement, dated February 27, 2004, between Orchid BioSciences, Inc. and the Purchasers set forth on the execution pages thereof. (filed as Exhibit 10.1).
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1 to this Registration Statement on Form S-3 and incorporated herein by reference).
23.2	Consent of KPMG LLP.
24.1	Power of Attorney (included on signature page).

(1)	Previously filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2002 (File No. 000-30267).
(2)	Previously filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Registrant’s Current Report on Form 8-K for the March 31, 2003 event, as filed on April 2, 2003 (File No. 000-30267).
(3)	Previously filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 000-30267).
(4)	Previously filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 2001 (File No. 000-30267).
(5)	Previously filed with the Commission as an Exhibit to, and incorporated by reference from, the Registrant’s Registration Statement on Form 8-A as filed on August 3, 2001 (File No. 000-30267).
(6)	Previously filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Registrant’s Current Report on Form 8-K for the February 27, 2004 event, as filed on March 8, 2004 (File No. 000-30267).

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey, on March 26, 2004

ORCHID BIOSCIENCES, INC.

By:	/S/ PAUL J. KELLY, M.D.

Paul J. Kelly, M.D. Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Orchid BioSciences, Inc., hereby severally constitute and appoint Paul J. Kelly and Michael E. Spicer, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/S/ PAUL J. KELLY Paul J. Kelly, M.D.	Chief Executive Officer (Principal Executive Officer)	March 26, 2004

/S/ MICHAEL E. SPICER Michael E. Spicer	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	March 26, 2004

/S/ GEORGE POSTE George Poste, DVM, Ph.D.	Chairman of the Board	March 26, 2004

/S/ SIDNEY M. HECHT Sidney M. Hecht, Ph.D.	Director	March 26, 2004

/S/ NICOLE S. WILLIAMS Nicole S. Williams	Director	March 26, 2004

/S/ ROBERT M. TIEN Robert M. Tien, M.D., M.P.H.	Director	March 26, 2004

/S/ KENNETH D. NOONAN Kenneth D. Noonan, Ph.D.	Director	March 26, 2004

EXHIBIT INDEX

Exhibit Number	Description of Document

3.1(1)	Restated Certificate of Incorporation of the Registrant, dated May 10, 2000 (filed as Exhibit 3.1).
3.2(1)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated June 12, 2001 (filed as Exhibit 3.2).
3.3(1)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated June 17, 2002 (filed as Exhibit 3.3).
3.4(1)	Certificate of Designations, Preferences, and Rights of Series A Junior Participating Preferred Stock of the Registrant, dated August 1, 2001 (filed as Exhibit 3.4).
3.5(2)	Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock of the Registrant, dated March 31, 2003 (filed as Exhibit 3.1).
3.6(3)	Second Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.4).
4.1(4)	Specimen certificate for shares of common stock (filed as Exhibit 4.1).
4.2(5)	Rights Agreement, dated as of July 27, 2001, by and between the Registrant and American Stock Transfer & Trust Company, which includes the form of Certificate of Designations setting forth the terms of the Series A Junior Participating Preferred Stock, $0.001 par value, as Exhibit A, the form of rights certificate as Exhibit B and the summary of rights to purchase Series A Junior Participating Preferred Stock as Exhibit C (filed as Exhibit 4.1).
4.3(2)	First Amendment to Rights Agreement by an between the Registrant and American Stock Transfer & Trust Company, as rights agent, dated as of March 31, 2003 (filed as Exhibit 10.3).
4.4(6)	Form of Warrant dated February 27, 2004 issued to investors (filed as Exhibit 4.1).
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of the shares of common stock being registered.
10.1(6)	Securities Purchase Agreement, dated February 27, 2004, between Orchid BioSciences, Inc. and the Purchasers set forth on the execution pages thereof. (filed as Exhibit 10.1).
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1 to this Registration Statement on Form S-3 and incorporated herein by reference).
23.2	Consent of KPMG LLP.
24.1	Power of Attorney (included on signature page).

(1)	Previously filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2002 (File No. 000-30267).
(2)	Previously filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Registrant’s Current Report on Form 8-K for the March 31, 2003 event, as filed on April 2, 2003 (File No. 000-30267).
(3)	Previously filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 000-30267).
(4)	Previously filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 2001 (File No. 000-30267).
(5)	Previously filed with the Commission as an Exhibit to, and incorporated by reference from, the Registrant’s Registration Statement on Form 8-A as filed on August 3, 2001 (File No. 000-30267).
(6)	Previously filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Registrant’s Current Report on Form 8-K for the February 27, 2004 event, as filed on March 8, 2004 (File No. 000-30267).